Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Cresco Labs Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Subordinated Voting Shares	—	—	—	—	—	—

Debt	Debt Securities	—	—	—	—	—	—

Other	Subscription Receipts	—	—	—	—	—	—

Other	Warrants	—	—	—	—	—	—

Other	Units	—	—	—	—	—	—

Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$990,018,149 (2)	$0.0001102	$109,100

Total Offering Amounts					$990,018,149		$109,100

Total Fees Previously Paid							—

Total Fee Offsets							$109,100

Net Fee Due(3)							$0

(1)

There are being registered under this Registration Statement such indeterminate number of subordinated voting shares, debt securities, subscription receipts, warrants and units of Cresco Labs Inc. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$990,018,149. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of subordinated voting shares, debt securities, subscription receipts, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)

A registration fee of US$109,100 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on March 1, 2021 (No. 333-253671) (the “Prior Registration Statement”), pertaining to the registration of US$1,000,000,000 of securities of the Registrant, of which US$1,000,000,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$109,100, taking into consideration the available offset of US$109,100 from the Prior Registration Statement, there is no amount due for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Cresco Labs Inc.	F-10	333-253671	March 1, 2021		$109,100 (1)	(2)	(2)	Unallocated – universal shelf (3)	$1,000,000,000

Fee Offset Sources	Cresco Labs Inc.	F-10 (3)	333-253671		March 1, 2021						$109,100 (1)(4)

(1)

The Registrant previously paid $109,100 in registration fees with respect to the Prior Registration Statement pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remained unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$109,100, taking into consideration the available offset of US$109,100 from the Prior Registration Statement, there is no amount due for this Registration Statement.

(2)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $1,000,000,000 was registered pursuant to this registration statement.
(3)	The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.
(4)	The contemporaneous fee payment made with the Prior Registration Statement was $109,100.